UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Premier at Spring Town Center, Spring, Texas

On December 20, 2013, CNL Growth Properties, Inc. (the “Company”), through GGT Spring Town Holdings, LLC, a subsidiary of the Company’s operating partnership (the “CGP JV Partner”), entered into a limited liability company agreement, more fully described below (the “JV Agreement”), with MCRT Spring Town LLC (the “MCRT JV Partner,” and together with the CGP JV Partner, the “JV Partners”), an affiliate of Mill Creek Residential Trust, LLC (“Mill Creek”), for the purpose of forming a joint venture, GGT Spring Town TX, LLC, a Delaware limited liability company (the “Joint Venture”).

On December 20, 2013, the Joint Venture acquired a fee simple interest in an approximately 19.5-acre parcel of land, located in Spring, Harris County, Texas, a suburb of Houston (the “Property”) by an assignment and assumption of that certain real estate purchase agreement dated effective March 18, 2013, as amended, between an affiliate of Mill Creek and Grand-Kuykendahl, Ltd., the seller of the Property. Neither the Company or any of its affiliates, nor Mill Creek or any of its affiliates is affiliated with the seller of the Property. The Joint Venture will develop, construct and operate on the Property a 396-unit “Class A” garden style multifamily residential community, which will be known as “Premier at Spring Town Center” (the “Project”). The Project will consist of 21 three-story residential apartment buildings with a total of 232 one-bedroom, 142 two-bedroom, and 22 three-bedroom units having a total net rentable area of approximately 368,000 square feet and an average gross unit size of approximately 930 square feet. Among its amenities, the Project will feature a clubhouse, business center, 24-hour fitness center, a resort-style community pool with private cabanas and outdoor kitchen, and approximately 603 parking spaces. Premier at Spring Town Center will be the Company’s third development project in the Houston area, following on the Trinsic Grand Lakes project located in Katy, Texas and The Remington Fairfield project in Cypress, Texas.

The purchase price for the Property was approximately $5.1 million. The total Project budget is approximately $45.8 million, including the purchase price of the land, closing costs, and construction and other development costs. The purchase price of the land, closing and related acquisition costs in the aggregate amount of approximately $7.4 million, including certain expenses, fees and pre-development costs incurred by MCRT JV Partner, were funded by the Joint Venture from the initial capital contributions of the JV Partners, as described below. The balance of the development and construction costs of the Project will be funded with the JV Partners’ additional equity contributions and a construction loan in the approximate amount of $32.1 million, as described in Item 2.03 of this Current Report.

The MCRT JV Partner will serve as the developer of the Project (the “Developer”) under the terms of a development agreement dated December 20, 2013 (the “Development Agreement”); and an affiliate of Mill Creek will serve as the general contractor under the terms of an owner-contractor construction agreement dated December 20, 2013 (the “Construction Contract”). Mill Creek has agreed to develop, construct and deliver the Project at a guaranteed maximum price of approximately $34.6 million, which is equal to the final Project budget and includes a development fee of approximately $1.3 million, or approximately equal to 3% of the final Project budget, and a construction fee of approximately $1.9 million, or approximately equal to 5.5% of the guaranteed maximum price. Pursuant to the Development Agreement, an affiliate of Mill Creek has provided the Joint Venture with an absolute, unconditional and irrevocable guaranty of any construction cost overruns payable by the developer. Twenty percent (20%) of the total development fee is payable as of the first capital call under the JV Agreement. Commencing January 1, 2014, the next 60% of the total development fee is payable in monthly installments over the construction period based on the percentage of completion of the Project. The final 20% of the total development fee is due and payable upon completion. Construction fees are payable in monthly installments over the construction periods of the Project based on percentage completion. It is anticipated that commencement of construction will begin in January 2014. Under the terms of the Development Agreement and the Construction Contract, Mill Creek is required to achieve substantial completion not later than 26 months from the date of commencement, subject to certain excusable delays. We anticipate that the Project should achieve substantial completion in the first quarter of 2016. Under the Construction Contract, the Joint Venture will withhold a 10% retainage against all construction payments until 50% of the construction work is completed, and thereafter, a 5% retainage until completion. Final construction payment, including all retainage not previously released, shall be payable in accordance with the terms and conditions of the Construction Contract upon completion of the work. The Development Agreement and the Construction Contract each contain customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other customary provisions. It is currently expected that the leasing and management of Premier at Spring Town Center will be provided by an affiliate of Mill Creek.

Pursuant to the JV Agreement, the CGP JV Partner has agreed to fund an initial capital contribution of up to a maximum of approximately $13.1 million for a 95% interest in the Joint Venture, and the MCRT JV Partner has agreed to fund an initial capital contribution of up to a maximum of $687,000 for a 5% interest in the Joint Venture. Under certain circumstances, the members of the Joint Venture may be required to contribute additional capital to the Joint Venture. The Company, through the CGP JV Partner, is the managing member of the Joint Venture. However, the Company has delegated to the MCRT JV Partner the authority to manage certain of the day-to-day operations of the Joint Venture, subject to the Company’s approval of certain major decisions that require the consent of both members, and further subject to the Company’s right to terminate such delegation of authority, with cause before completion of the Project, and with or without cause after completion, in accordance with the terms and conditions of the JV Agreement.

Generally, under the terms of the JV Agreement, operating cash flow will be distributed on a pro rata basis in accordance with the partners’ respective percentage interests in the Joint Venture. Upon the occurrence of a major capital event, such as a sale of the Property or refinancing of the Construction Loan (as defined in Item 2.03 hereof), proceeds generally will be distributed pro rata until accrued and unpaid minimum cumulative operating returns on capital equal to 10% per annum are achieved and invested capital is returned. Thereafter, so long as the MCRT JV Partner has not been terminated as the Developer, the MCRT JV Partner may receive a disproportionately higher share of remaining proceeds at varying percentages based on the Company’s having achieved certain minimum threshold internal rates of return on investment.

The JV Agreement provides that at any time after 2 years following the completion of the Project, the CGP JV Partner may cause the sale or other transfer by the Joint Venture of the Project at a proposed sale price, subject to the terms and conditions of the JV Agreement. In such an event, the MCRT JV Partner may elect to agree to such sale of the Project, or the MCRT JV Partner may elect to purchase the CGP JV Partner’s entire interest in the Joint Venture at a price based on the CGP JV Partner’s proposed sale price of the Project. Additionally, the JV Agreement further provides that at any time after 2 years following the completion of the Project each of the CGP JV Partner and the MCRT JV Partner will have the right to propose an all cash purchase of the other member’s entire interest in the Joint Venture and the receiving member will have the option to either sell to the offering member at the offering member’s proposed price, or to buy out the offering member at a formula price based on the value of the Project, less debts, liabilities and expenses.

Founded in 2010, Mill Creek is a national apartment developer, investor and operator. As of September 30, 2013, Mill Creek has an asset portfolio comprised of approximately 10,000 apartment homes, operating or under construction, totaling more than $2.6 billion, including three other multifamily development projects located in the Houston area. We are not affiliated with Mill Creek, the MCRT JV Partner or any of their affiliates. The Project is the Company’s first development venture with Mill Creek.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Premier at Spring Town Center – Financing

On December 20, 2013, the Joint Venture entered into a construction loan agreement with Synovus Bank, a Georgia state banking corporation (the “Lender”). Pursuant to the loan agreement and related documents evidencing and securing the loan, including a promissory note, deed of trust and security agreement, and an assignment of deposit account (collectively, the “Loan Documents”) the Lender will fund up to approximately $32.1 million of the development and construction costs of the Project, subject to certain loan-to-value ratio and loan-to-costs ratio limits (the “Construction Loan”). In connection with the origination of the Construction Loan, the Joint Venture paid the Lender a commitment fee of approximately $160,300, or approximately 1/2% of the maximum loan amount.

Generally, the Construction Loan will bear interest at a variable interest rate per annum equal to 2.25% above the 30-day LIBOR rate (the “Standard Note Rate”). The interest rate is subject to adjustment monthly based on the latest 30-day LIBOR rate obtained by the Lender from Thomson Reuters or such other third-party provider of rate quotes as the Lender may from time to time select. In the event of a default, the Construction Loan will bear interest at 5% above the Standard Note Rate then in effect, such amount not to exceed the highest rate authorized by applicable law. The Construction Loan also provides for an optional alternative interest rate under certain circumstances.

The Construction Loan has maturity date of June 20, 2017 and will accrue interest during the initial term, which is due and payable monthly commencing January 20, 2014. On the maturity date, the outstanding principal balance of the Construction Loan is due and payable in a single payment together with all accrued and unpaid interest; provided, however, that the Joint Venture may extend the Construction Loan for an additional 18 months, subject to prior notice, satisfaction of certain debt service coverage ratios, and other conditions, and the payment of a loan extension fee in an amount equal to 0.35% of the amount of the unpaid principal balance of the Construction Loan then outstanding. In the event that the Joint Venture exercises the extension option, monthly payments of principal plus accrued interest will be required, based on a 30-year repayment amortization schedule, and an assumed interest rate of 6%. In the event that the Joint Venture exercises the extension option, the estimated outstanding principal balance of the Construction Loan would be approximately $31.5 million at maturity. The Construction Loan may be prepaid at any time without premium, but with all accrued interest and other applicable payments.

The Loan Documents require the commencement of the Project within 90 days of the closing date, and the completion of construction not later than 30 months from the closing date, subject to delays for certain unforeseeable events. The Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Project. An affiliate of Mill Creek provided absolute and unconditional payment and performance guaranty to the Lender for the performance by the Joint Venture of all the terms and provisions of the Construction Loan and the construction and completion of the Project. The guaranty is limited to approximately $1.6 million until completion of construction; and the Mill Creek affiliate will establish with the Lender a deposit account in the initial amount of approximately $1.6 million, or 5% of the maximum loan amount, to serve as collateral for its obligations under such guaranty. After completion of construction, total liability under the guaranty will be reduced to $801,500. The Joint Venture and an affiliate of Mill Creek have provided the Lender with an environmental indemnity. The Construction Loan is secured under a deed of trust, security agreement and fixture filing from the Joint Venture to the Lender granting a first lien on and security interest in the Property and the Project, including all improvements to be constructed thereon and an assignment of rents.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Real Estate Purchase Agreement by and between Grand-Kuykendahl, Ltd., as Seller and MCRT Investments LLC, as Purchaser, dated March 18, 2013, and amendments thereto.

10.2	Assignment and Assumption of Purchase and Sale Agreement by and between MCRT Investments LLC and GGT Spring Town TX, LLC, dated December 20, 2013.

10.3	Limited Liability Company Agreement of GGT Spring Town TX, LLC, dated December 20, 2013.

10.4	Construction Loan Agreement between Synovus Bank and GGT Spring Town TX, LLC, dated December 20, 2013.

10.5	Promissory Note in the original principal amount of $32,060,000, by GGT Spring Town TX, LLC in favor of Synovus Bank, dated December 20, 2013.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its Shares, including the limited number of investments made; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, construction cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of the Company’s net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013		CNL GROWTH PROPERTIES, INC.
a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations